UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 16, 2003

BEST BUY CO., INC.
(Exact name of registrant as specified in its charter)

Minnesota

1-9595

41-0907483

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South Richfield, Minnesota

55423
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

The following are filed as Exhibits to this Report.

Exhibit No.	Description of Exhibit
99.1

Press release issued June 16, 2003.  Any internet addresses provided in this release are for information purposes only and are not intended to be hyperlinks.  Accordingly, no information in any of these internet addresses is included herein.

99.2

Press release issued June 18, 2003.  Any internet addresses provided in this release are for information purposes only and are not intended to be hyperlinks.  Accordingly, no information in any of these internet addresses is included herein.

99.3	Transcript of conference call held June 18, 2003, with analysts, institutional investors and news media.

Item 9. Regulation FD Disclosure (including Item 12. Results of Operations and Financial Condition).

Pursuant to Item 9, “Regulation FD Disclosure,” information is being furnished with respect to Best Buy Co., Inc.’s press release, issued on June 16, 2003, announcing the completion of the sale of the registrant’s interest in its Musicland subsidiary.  The full text of the press release is furnished as Exhibit 99.1 to this Form 8-K.

In accordance with the Securities and Exchange Commission Release No. 33-8216, the following information, which is intended to be furnished under Item 12, “Results of Operations and Financial Condition,” is instead being furnished under Item 9, “Regulation FD Disclosure.”  This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.  On June 18, 2003, Best Buy Co., Inc. issued a press release disclosing material nonpublic information regarding the registrant’s results of operations for the quarter ended May 31, 2003, and held a related conference call with analysts, institutional investors and news media.

The press release issued June 18, 2003, and the related conference call transcript are furnished as Exhibit Nos. 99.2 and 99.3, respectively, to this Form 8-K.

Best Buy Co., Inc.’s Annual Report to Shareholders and its reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about the registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: June 25, 2003	By:	/s/ Darren R. Jackson
Darren R. Jackson
Executive Vice President – Finance and Chief Financial Officer